Exhibit 99.3
SCM MICROSYSTEMS, INC.
PROXY FOR
SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
As an alternative to completing this form, you may enter your vote instruction by telephone at
1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions.
Use the Company Number and Account Number shown on your proxy card.
The undersigned stockholder of SCM MICROSYSTEMS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/ Information Statement and Prospectus, each dated February 13, 2009, and hereby appoints each of Werner Koepf and Stephan Rohaly as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders to be held at our U.S. office, at 41740 Christy Street, Fremont, California 94538, on March 23, 2009 at 1:00 p.m. local time, and any adjournment(s) and postponement(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote thereat if then and there personally present, on the matters in the manner set forth on the reverse side:
FOR ASSISTANCE IN VOTING YOUR PROXY, PLEASE CONTACT SCM’S PROXY SOLICITOR, GEORGESON, INC. AT
SCM@GEORGESON.COM.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)
[SEE REVERSE SIDE]

Special Meeting Proxy Card

[X]	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE
Proposal 1 — Issuance of New Shares of SCM Common Stock

The Board of Directors recommends a vote “FOR” the following proposal:	For	Against	Abstain
To approve the issuance of new shares of SCM common stock, par value $0.001 per share, and warrants to purchase shares of SCM common stock, to securityholders of Hirsch, in connection with the merger proposed under the Agreement and Plan of Merger, dated as of December 10, 2008, by and among SCM, Hirsch Electronics Corporation, a California corporation, and two wholly-owned subsidiaries of SCM, pursuant to which Hirsch will become a new Delaware limited liability company and a wholly-owned subsidiary of SCM through a two-step merger.
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Proposal 2 — Adjournment of the Special Meeting if Required

The Board of Directors recommends a vote “FOR” the following proposal:	For	Against	Abstain
To adjourn the SCM special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal described in Proposal 1 immediately above.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the annual meeting, or at any adjournment(s) or postponement(s) thereof.
THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ADJOURNMENT OF THE SPECIAL MEETING IF NECESSARY TO CONTINUE TO SOLICIT ADDITIONAL PROXIES.
Both of the foregoing attorneys-in-fact or their substitutes or, if only one shall be present and acting at the special meeting or any adjournment(s) or postponement(s) thereof, the attorney-in-fact so present, shall have and may exercise all of the powers of said attorney-in-fact hereunder.
SIGNATURE(S) ________________________ DATE _________________
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

INTERNET — Access “www.voteproxy.com” and follow the
on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account
Number shown on your proxy card.
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and
Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL — Sign, date and mail your proxy card in the envelope
provided as soon as possible.
IN PERSON — You may vote your shares in person by attending
the Special Meeting.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at www.scmmicro.com.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
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